U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

Amendment No. 2 to Form 10-SB

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Z-II, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0612552
(State or other jurisdiction of incorporation or formation)	(I.R.S. employer identification number)

244 East 32nd Street, Ste. B New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-576-1515

Copies to:

Stephen T. Burdumy
Drinker Biddle & Reath LLP

One Logan Square
18th & Cherry Streets
Philadelphia, PA 19103
(215) 988 2700

Securities to be registered under Section 12(b) of the Act: none

Securities to be registered under Section 12(g) of the Act:

Class A Common Stock, par value $0.01 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange

Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

ITEM 1.  DESCRIPTION OF BUSINESS

FORWARD-LOOKING STATEMENTS

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.  These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our management’s current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements, including those described below in “Item 2 – Management’s Discussion and Analysis or Plan of Operation – Risk Factors.”  We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

(a)           Business Development

Z-II, Inc. (“we”, “us”, “our”, or the “Company”) was incorporated in the State of Delaware on March 20, 2007.  Since our inception, we have been engaged in organizational efforts and securing initial financing.  We were formed as a vehicle to pursue one or more business combination transactions, such as mergers or acquisitions (of assets or stock) of operating businesses and to date, have made no efforts to identify any possible business combination transaction.  As a result, we have not conducted negotiations or entered into a letter of intent concerning any business combination transaction.  Our business purpose is to seek business combination transactions with one or more operating companies or businesses.

(b)           Business of Issuer

Based on our proposed business activities, we are a “blank check” company.  The Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination transaction.  We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

                We were organized as a vehicle to investigate and, if such investigation warrants, acquire one or more operating companies or businesses whose owners are seeking liquidity and the potential for capital appreciation.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through one or more combinations with operating companies or businesses rather than immediate, short-term earnings.  We will not restrict our search for potential candidates to companies engaged in any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities has and will be undertaken by or under the supervision of our officers and directors.  We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.  In our efforts to analyze potential target companies or businesses, we will consider, among others, the following factors:

(i)            Potential for growth, indicated by new technology, anticipated market expansion or new products;

(ii)           Competitive position as compared to other firms of similar size and experience within the relevant industry segment as well as within the industry as a whole;

(iii)          Strength and diversity of management, either in place or scheduled for recruitment;

(iv)          Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(v)           The cost of participation by us as compared to the perceived tangible and intangible values;

(vi)          The extent to which the business opportunities can be advanced;

(vii)         The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(viii)        Other relevant factors that we identify.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.  Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  Due to our limited capital we may not discover or adequately evaluate adverse facts about any opportunity evaluated or, ultimately, any transaction consummated.

FORM OF ACQUISITION

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, our respective needs and desires and the promoters of the opportunity, and our relative negotiating strength and that of such promoters.

It is likely that we will acquire our participation in a business opportunity through the issuance of our Class A Common Stock or other securities.  Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(l) of the Internal Revenue Code of 1986, as amended (the “Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, our then-existing stockholders would, in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.  Under other circumstances, depending upon the relative negotiating strength of the parties, our then-existing stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity.  This could result in substantial additional dilution to the equity of our then-existing stockholders.

If we were to pursue a “tax-free” reorganization as described above, our then-existing stockholders would not have control of a majority of our voting shares following a reorganization transaction.  As part of such a transaction, all or a majority of our directors may resign and new directors may be appointed without any vote by our stockholders.

In the case of an acquisition of stock or assets not involving a statutory merger or consolidation directly involving us, the transaction may be accomplished upon the sole determination of management without any vote or approval by our stockholders.  In the case of a statutory merger or consolidation directly involving us, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of our outstanding shares.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so that no stockholder approval is required.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for third party professionals, accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, these costs theretofore incurred in the related investigation would not be recoverable.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in our loss of the related costs incurred.

We presently have no employees apart from the officers named in “Item 5 – Directors, Executive Officers and Control Persons,” included elsewhere herein.  Our officers and directors are engaged in outside business activities and anticipate that they will devote very limited time to our business until a business opportunity has been identified.  We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination transaction.

(c)           Reports to security holders.

(i)            We are not required to deliver an annual report to security holders and at this time do not anticipate the distribution of such a report.

(ii)           We will file reports with the SEC.  We will be a reporting company and will comply with the reporting requirements of the Exchange Act.

(iii)          The public may read and copy any materials that we file with the SEC in the SEC’s Public Reference Section, 100 F. Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330.  Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 2.  MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire one or more operating companies or businesses whose owners are seeking liquidity and the potential for capital appreciation.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through one or more combinations with operating companies or businesses rather than immediate, short-term earnings.  We will not restrict our search for potential candidates to companies engaged in any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities that provide cash flow.  The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury.

March 20, 2007 (inception) to June 30, 2007

Operations and Financing

Our fiscal year ends June 30. For the period March 20, 2007 (inception) through June 30, 2007 we had no operating revenues. We had operating expenses of $13,534, however, consisting of professional fees incurred in forming the Company. These fees were paid on behalf of the Company by a stockholder and officer of the Company. The result of incurring these expenses was an operating loss and a net loss of $(13,534) for the period.

Liquidity and Capital Resources

As of June 30, 2007, the end of the Company’s first fiscal year, we had no assets and no liabilities other than the amounts due to a stockholder and founder for professional fees. Neither loan accommodations nor other funding had been sought or arranged. However, the Company at June 30, 2007 had agreed to a future sale of 40,000 shares of Class B Common Stock to two parties: Further Lane Trust, LLC, (an entity controlled by David McCarthy, and officer and director of the Company) and Jack Rapport (an officer and director of the Company), in the amounts of 30,000 and 10,000, respectively, for the aggregate sum of $20,000. Accordingly, the Company reflected this anticipated future sale and recorded subscriptions receivable in the amount of $20,000 at June 30, 2007. We considered this an initial capitalization and anticipated that to fulfill our business plan further equity or debt capital would be necessary.

July 1, 2007 to December 31, 2007

Operations and Financing

For the six month period July 1, 2007 through December 31, 2007 we had no operating revenues. We had operating expenses of $18,648  however, consisting of additional professional fees incurred in forming the Company, resulting in a loss from operations of $(18,648). Investing our cash balances in a money market fund yielded interest income of $37,524 but this was offset by interest expense on borrowings from our founding stockholders of $41,525, resulting in net interest expense of $(4,001) and a net loss of $(22,649).

Liquidity and Capital Resources

On August 2, 2007 we issued 40,000 shares of Class B Common Stock to two shareholders: Further Lane Trust, LLC (an entity controlled by David McCarthy, an officer and director of the Company) and Jack M. Rapport, (an officer and director of the Company), in the amounts of 30,000 and 10,000, respectively for the aggregate sum of $20,000.

In addition, on August 2, 2007 the Company borrowed an aggregate sum of $1,980,000 from Further Lane Trust, LLC and Jack M. Rapport in the amounts of $1,485,000 and $495,000, respectively.  In connection with this borrowing, the Company issued notes representing unsecured obligations of the Company.  The notes bear interest at 5 percent per annum, payable quarterly beginning September 30, 2007, with principal due at maturity on December 31, 2012.  As of December 31, 2007, all interest on these notes was fully paid and there were no interest payments due and payable.

As a result of the above-mentioned cash inflows from financings and outflows for expenses, at December 31, 2007 we had $1,976,499 in cash and cash equivalents. On February 12, 2008 we repaid $1,050,000 to Further Lane Trust, LLC and $350,000 to Jack M. Rapport for an aggregate $1,400,000. The repayments on these loans were effectuated by a direct transfer of funds to The Birkhill Group, LLC, an entity controlled directly or indirectly by David M. McCarthy, Further lane Trust, LLC and Jack M. Rapport. These repayments notwithstanding, during the next 12 months, despite anticipated costs related to the filing of Exchange Act reports, and consummating one or more business combination transactions, we believe we will be able to meet our funding requirements through use of funds in our treasury and additional amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors.

Plan of Operation

In our search for a business combination transaction, we may consider candidates that have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and in need of additional capital.  In the alternative, a business combination transaction may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but whose owners desire liquidity and potential capital appreciation while avoiding, among other things, the time delays and significant expense which may occur in a public offering.

To date, none of our officers or directors has had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us.  Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings.  In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination transaction with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in the business of all potential acquisition candidates, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management believes that we may be able to effect only a limited number of business combination transactions, due primarily to our limited financing and the potential dilution of interest for present and prospective stockholders.  As a result, we may suffer from a lack of diversification, which should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination or combinations will be complex and extremely risky.  Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly-traded corporation.  Such perceived benefits of becoming a publicly-traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.  Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Although we have not done so to date, we may in the future retain an entity or entities to act as a “finder” to identify and analyze the merits of potential target businesses.

RISK FACTORS

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.  You should carefully consider the following risk factors before making any investment in the Company.  The occurrence of any of the events described in these risk factors might cause you to lose all or part of your investment.  Please also refer to “Item 1 – Forward-Looking Statements.”

Our business is difficult to evaluate because we have no operating history.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination transaction.  We have had no recent operating history nor any revenues or earnings from operations since inception.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination transaction.  We cannot assure you that we can identify a suitable business opportunity and consummate a business combination transaction and, therefore, our net operating losses may increase significantly.

There is competition for those private companies suitable for a business combination transaction of the type contemplated by management.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking business combination transactions with small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us.  Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination transaction.

Future success is highly dependent on the ability of management to locate and attract a suitable business opportunity.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment.  The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity.  While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion.  In the event that we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We have no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a business combination transaction with a private or public entity.  No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination transaction.  Management has not identified any particular industry or specific business within an industry for evaluation.  We cannot guarantee that we will be able to negotiate a business combination transaction on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination transaction, management anticipates devoting no more than a few hours per week to our affairs.  Our officers have not entered into written employment agreements with us and are not expected to do so in the foreseeable future.  This limited commitment may adversely impact our ability to identify and consummate a successful business combination transaction.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a business combination transaction with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude a business combination transaction.  Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the acquired company, covering one, two, or three years, depending on the relative size of the acquisition.  The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of a business combination transaction.  Otherwise suitable prospects that do not have or are unable to obtain the required audited statements may be inappropriate for a business combination transaction so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation if we are determined to be an “investment company,” which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended, or the “Investment Company Act”, since we will not be engaged in the business of investing or trading in securities.  If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act.  If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.  We have obtained no formal determination from the SEC as to our status under the Investment Company Act.  Violation of the Investment Company Act could subject us to material adverse consequences.

Any potential business combination transaction with a foreign company may subject us to additional risks.

If we enter into a business combination transaction with a foreign concern, we will be subject to risks inherent in business operations outside of the United States.  These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our common stock is not registered under the securities laws of any state or other jurisdiction, and, accordingly, there is no public trading market for our common stock.  Further, no public trading market is expected to develop in the foreseeable future unless and until we complete a business combination transaction with an operating business and, thereafter, file a registration statement under the Securities Act.  Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.  Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 because we qualify as a “shell company” under the Securities Act.  Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future.  We anticipate that we will reinvest any funds available for payment of dividends to further our business strategy.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure business combination transactions to result in tax-free treatment for the target companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction.  Currently, a business combination transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions.  We intend to structure any business combination transaction so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that any business combination transaction will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenues unless and until we execute a business combination transaction with an operating company or business.

We are a development stage company and have had no revenues from operations.  We may not realize any revenues unless and until we successfully execute a business combination transaction with an operating company or business.

We intend to issue more shares in connection with business combination transactions, which will result in substantial dilution.

Our certificate of incorporation authorizes the issuance of a maximum of 50,000,000 shares of common stock of which 45,000,000 have been designated Class A Common Stock and 5,000,000 have been designated Class B Common Stock, and a maximum of 10,000,000 shares of preferred stock.  Any business combination transaction to which we are a party may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders.  Moreover, the common stock issued in any such business combination transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then-existing stockholders.  Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.  To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination transaction or otherwise, dilution to the economic and ownership interests of our stockholders will occur and the rights of the holders of our common stock might be materially adversely affected.

Our stockholders may engage in a transaction to cause the Company to repurchase their shares of common stock.

In order to provide an interest in us to a third party, our stockholders may choose to cause us to sell our securities to third parties, with the proceeds of such sale being utilized by us to repurchase shares of common stock held by such stockholders.  As a result of such a transaction, our management, principal stockholders and Board of Directors may change.

To date, we have conducted no market research or taken any action to identify business opportunities, which may affect our ability to identify a business combination transaction.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities.  Therefore, we have no assurances that market demand exists for a business combination transaction as contemplated by us.  Our management has not identified any specific transaction for formal evaluation by us, such that it may be expected that any such transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.  There is no assurance that we will be able to pursue a business combination transaction on terms favorable to us.  Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we are a small company with no operations we may not be able to attract the attention of major brokerage firms.

Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our Company following the completion of a business combination transaction.

We cannot assure you that following a business combination transaction with an operating business, our common stock will be listed for trading on any securities exchange.

Following a business combination transaction, we may seek the listing of our common stock on a securities exchange.  However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain a listing of our common stock on any stock exchange.  After completing a business combination transaction, until our common stock is listed on a stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.  In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rules may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital following a business combination transaction.

Our Board of Directors may authorize the issuance of preferred stock, which could adversely affect the rights of the holders of common stock.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors.  Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock.  In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.  Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Our operations are controlled by a member of our management and an entity controlled by a member of our management.

A member of our management and an entity controlled by a member of our management currently own 100% of the voting power of all the issued and outstanding capital stock of the Company, and we anticipate that those parties will continue to own a controlling interest in the Company in the future.  Consequently, our management has the ability, directly or indirectly, to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•      Election of the Board of Directors;

•      Removal of any directors;

•      Amendment of the Company’s certificate of incorporation or bylaws; and

•      Adoption of measures that could delay or prevent a change in control, or impede a merger, takeover or other business combination.

Our management will thus have substantial influence over our operations and affairs.  This concentration of ownership by itself may have the effect of impeding a business combination transaction or discouraging a potential acquirer from making a tender offer for our common stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our management’s current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ITEM 3.  DESCRIPTION OF PROPERTY.

The Company neither rents nor owns any properties.  The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities. The Company presently occupies office space provided by a relative of the Chief Executive Officer of the Company on a rent free basis.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a)           Security ownership of certain beneficial owners.

The following table sets forth, as of February 29, 2008 the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

	Amount and Nature of
Name and	Beneficial	Percentage
Address	Ownership	of Class

Jack M. Rapport c/o Z-II, Inc. 244 E. 32nd St., Ste. B New York, NY	10,000 Shares Class B Common Stock	25%

Further Lane Trust, LLC (A) c/o Z-II, Inc. 244 E. 32nd St. Ste. B New York, NY	30,000 Shares Class B Common Stock	75%

(A) beneficially owned by David McCarthy, the Chief Executive Officer and a Director of the Company

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

A.            Identification of Directors and Executive Officers.  The current officers and directors will serve for one year or until their respective successors are elected and qualified.  They are:

Name	Age	Position

David M. McCarthy	43	Director, Chief Executive Officer

Jack M. Rapport	55	Director, Chief Financial Officer, Secretary

David M. McCarthy

Mr. McCarthy is the founder of Z-II, Inc. and has been Chief Executive Officer and a Director of the Company since its inception in March 2007.  Since September 2006, he has also served as Managing Director of The Birkhill Group, LLC, a privately-held financial advisory firm based in New York. Prior to founding the Company, from December 2000 through his retirement in December 2005, Mr. McCarthy served as Chief Executive Officer of Zanett, Inc., a publicly-held information technology services company. In 1993 Mr. McCarthy co-founded the Zanett Securities Corporation, which was engaged in investment banking and the provision of financial advisory services to small and medium sized public companies. He served as a Principal of Zanett Securities Corporation until he co-founded Zanett, Inc. in 2000. Prior to 1993 Mr. McCarthy was a Wall Street securities broker trading derivatives and other financial instruments as a principal and for clients. Mr. McCarthy holds a Bachelor’s degree from the University of Massachusetts.

Jack M. Rapport

Mr. Rapport was elected as a Director and Chief Financial Officer of Z-II, Inc. in April 2007. From February 2006 to [March 10, 2008] he served as President of Zanett, Inc., a publicly-held information technology services company. Previously, Mr. Rapport was the Chief Financial Officer of Zanett, Inc. from April 2001 through January 2006. Before joining Zanett, Mr. Rapport served as a financial and business executive in both public and private corporate settings including: Bank of America and Manufacturers Hanover Trust Co. (now, J.P. Morgan Chase,) where he rose to the positions in international corporate and merchant banking of Vice President and Executive Director, respectively; Blue Cross and Blue Shield of Maryland, where he served both as Treasurer and subsequently, as Vice President - Corporate Development, and at The Pharmacy Fund, Inc., where he was Executive Vice President and Chief Financial Officer. In these capacities he was instrumental in raising, using a wide variety structures and techniques, both debt and equity capital from the public and private markets. He has also managed debt and equity investment portfolios and was instrumental in establishing financial policies, controls and systems for several development stage ventures as well as established operating companies. Mr. Rapport was the founder of Matrix Care Corporation, a managed care company, Whitehall Capital Associates, Ltd., a finance company designed to meet the working capital needs of small to medium-sized healthcare providers, and Wyndham Capital Management, Ltd., a private investment advisory company. Educated in Economics as a member of the Dartmouth Class of ’74, Mr. Rapport also holds an MBA from Golden Gate University.

B.            Significant Employees.  None.

C.            Family Relationships.  None.

D.            Involvement in Certain Legal Proceedings.  None.

E.             The Board of Directors acts as the Audit Committee and the Board has no separate committees.  Mr. Rapport is a qualified financial expert and serves as the Principal Accounting and Compliance Officer of the Company.

F.             Prior Blank Check Company Experience. None

ITEM 6.  EXECUTIVE COMPENSATION.

None of our officers or directors has received any cash remuneration since inception.  Our officers will not receive any remuneration upon completion of the offering until the consummation of a business combination transaction.  No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.  None of our officers and directors intends to devote more than a few hours a week to our affairs.

It is possible that, if we successfully consummate a business combination transaction with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.  However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination transaction that is required to be included in this table, or otherwise.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Further Lane, Inc. and Further Lane Trust, LLC

David M. McCarthy, the Company’s Chief Executive Officer and a director of the Company, is the sole Director, sole stockholder and Chief Executive Officer of Further Lane, Inc., a Delaware corporation that is the Managing Member of Further Lane Trust, LLC, the holder of 75% of the Company’s Class B Common Stock.

On August 2, 2007 the Company borrowed $1,980,000 from Further Lane Trust, LLC and Jack M. Rapport in the amounts of $1,485,000 and $495,000, respectively.  In connection with this borrowing, the Company issued notes representing unsecured obligations of the Company.  The notes bear interest at 5 percent per annum, payable quarterly beginning September 30, 2007, with principal due at maturity on December 31, 2012.  On February 12, 2008 $1,050,000 was repaid to Further Lane Trust, LLC and $350,000 was repaid to Jack M. Rapport for an aggregate $1,400,000.  The repayment of the loans was effectuated by a direct transfer of funds to The Birkhill Group, LLC, an entity substantially controlled directly or indirectly by David M. McCarthy, Further lane Trust, LLC and Jack M. Rapport.  As of February 29, 2008 an aggregate of $13,194, representing interest from January 1, 2008 through February 29, 2008 was due and payable on the notes.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation SB.

ITEM 8.  DESCRIPTION OF SECURITIES.

(a)           Common or Preferred Stock.

The Company is authorized by its certificate of incorporation to issue an aggregate of 60,000,000 shares of capital stock, of which 50,000,000 are shares of common stock, par value $.01 per share (the “Common Stock”), 45,000,000 of which are designated Class A Common Stock and 5,000,000 of which are designated Class B Common Stock, and 10,000,000 are shares of preferred stock, par value, $.01 per share (the “Preferred Stock”).  As of February 29, 2008, no shares of Class A Common Stock or Preferred Stock were outstanding, and 40,000 shares of Class B Common Stock were issued and outstanding.

All outstanding shares of our common stock are of the same class and have equal rights and attributes, except that the holders of our Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders and the holders of our Class B Common

Stock are entitled to 10 votes per share on all matters submitted to a vote of stockholders.  All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  Our stockholders do not have cumulative or preemptive rights.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors.

The description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to this Form 10-SB.

(b)           Debt Securities.  None.

(c)           Other Securities To Be Registered.  None.

PART II

ITEM 1.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a)           Market Information.  Our Common Stock is not listed or trading on any stock exchange.  We are not aware of any market activity in our Common Stock since its inception through the date of this filing.

(b)           Holders.  As of February 29, 2008 there were two (2) record holders of shares of our Class B Common Stock.

(c)           Dividends.  We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future.  It is the present intention of management to utilize all available funds for the development of our business.

ITEM 2.  LEGAL PROCEEDINGS.

Presently, there are not any material pending legal proceedings to which we are a party or as to which any of our property is subject, and no such proceedings are known to us to be threatened or contemplated against us.

ITEM 3.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES.

We issued 40,000 shares of our $.01 par value Class B Common Stock on August 2, 2007 to two accredited investors for aggregate cash consideration of $20,000.00.  One of these investors, who holds 25% of the Class B Common Stock, is Jack Rapport, Chief Financial Officer/Secretary and a director of the Company. The other investor is Further Lane Trust, LLC, which holds 75% of the Class B Common Stock. Further Lane Trust, LLC is beneficially owned by David M. McCarthy, the Chief Executive Officer and a director of the Company. We sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

No securities have been issued for services.  Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising.  No services were performed by any purchaser as consideration for the shares issued.

All purchasers represented to us in writing that they acquired the securities for their own accounts.  A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption there from.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•              any breach of the director’s duty of loyalty to the corporation or its stockholders;

•              acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•              payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•              any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of the Company existing at the time of such repeal or modification.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Z-II, INC.

We have audited the accompanying balance sheet of Z-II, Inc. (a development stage company) as of December 31, 2007 and June 30, 2007 and the related statement of operations, cash flows and statement of stockholders’ deficiency for the first fiscal year ended June 30, 2007, the six months ended December 31, 2007 and for the period from March 20, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Z-II, Inc. as of December 31, 2007 and June 30, 2007 and the results of its operations, cash flows and changes in stockholders’ deficiency for the first fiscal year ended June 30, 2007, the six months ended December 31, 2007 and for the period from March 20, 2007 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

KBL, LLP

Forest Hills, New York

March 13, 2008

Z-II, Inc.

A Development Stage Company

Balance Sheets

	December 31,	June 30,
	2007	2007

ASSETS
Current Assets
Cash and Cash Equivalents	$1,976,499	$—

TOTAL CURRENT ASSETS, representing total assets	$1,976,499	$—

LIABILITIES & STOCKHOLDERS’ DEFICIENCY

Liabilities
Current Liabilities
Accounts Payable	$12,682
Total Current Liabilities	12,682	—

Amounts Due for Expenses Paid on Behalf of the Company by Officer/Stockholder	$—	$13,534

Long Term Liabilities
Notes Payable to officers/stockholders	1,980,000	—

Total Liabilities	1,992,682	13,534

Stockholders’ Deficiency

Preferred Stock $.01 par value 10,000,000 shares authorized, none issued and outstanding	—	—

Class A Common Stock $.01 par value 45,000,000 shares authorized, none issued and outstanding	—	—

Class B Common stock $.01 par value 5,000,000 shares authorized, 40,000 shares issued and outstanding	400	400

Additional Paid-In Capital	19,600	19,600

Stock Subscriptions Receivable	—	(20,000)

Deficit accumulated in the development stage	(36,183)	(13,534)

Total Stockholders’ Deficiency	(16,183)	(13,534)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIENCY	$1,976,499	$—

The accompanying notes are an integral part of these financial statements.

Z-II, Inc.

A Development Stage Company

Statements of Operations

	Six Months Ended December 31, 2007	March 20, (inception) to June 30, 2007	March 20, (inception) to December 31, 2007

General and Administrative Expenses Professional fees	$18,648	$13,534	$32,182

Loss from Operations	(18,648)	(13,534)	(32,182)

Other Income (Expense)
Interest Income	37,524	—	37,524
Interest Expense	(41,525)	—	(41,525)
Total Other Income (Expense)	(4,001)	—	(4,001)

Net Loss	$(22,649)	$(13,534)	$(36,183)

Primary and fully diluted earnings per share Weighted average shares outstanding	32,826	—	21,119
Loss per share	$(0.69)	—	$(1.71)

The accompanying notes are an integral part of these financial statements.

Z-II, Inc.

A Development Stage Company

Statements of Cash Flows

	Six Months ended December 31, 2007	March 20, (inception) to June 30, 2007	March 20, (inception) to December 31, 2007

OPERATING ACTIVITIES
Net Loss	$(22,649)	$(13,534)	$(36,183)
Adjustments to reconcile Net Loss to net cash provided by operations:

Amounts Due for Expenses Paid on Behalf of the Company by Officer/Stockholder	—	13,534	—

Reimbursement for Expenses Paid on Behalf of the Company by Officer/Stockholder	(13,534)	—	—

Increase in Accounts Payable	12,682	—	12,682

Net cash provided by Operating Activities	(23,501)	—	(23,501)

FINANCING ACTIVITIES
Proceeds received from Issuance of Notes Payable to Officers/Stockholders	1,980,000	—	1,980,000

Proceeds received on Issuance of Class B Common Stock to Founders	20,000	—	20,000

Net cash provided by Financing Activities	2,000,000	—	2,000,000

Net increase in cash & cash equivalents	1,976,499	—	1,976,499

Cash and cash equivalents at beginning of period	—	—	—

Cash and cash equivalents at end of period	$1,976,499	$—	$1,976,499

The accompanying notes are an integral part of these financial statements.

Z-II, Inc.

A Development Stage Company

Statements of Stockholders’ Deficiency

March 20, 2007 (Inception) to December 31, 2007

	Class B Common Stock		Additional Paid-in	Stock Subscriptions	Deficit Accumulated During the Development
	Shares	Amount	Capital	Receivable	Stage	Total

Balance, March 20, 2007 (Inception)	—	$—	$—	$—	$—	$—

Subscription of Common Stock to be issued to Founders	40,000	400	19,600	(20,000)	—	—

Net loss - March 20, 2007 (Inception) to June 30, 2007					(13,534)	(13,534)

Balance, June 30, 2007	40,000	$400	$19,600	$(20,000)	$(13,534)	$(13,534)

Collection of Subscription Receivable	—	—	—	20,000

Net loss - July 1 to December 31, 2007					(22,649)	(22,649)

Balance, December 31, 2007	40,000	$400	$19,600		$(36,183)	$(16,183)

The accompanying notes are an integral part of these financial statements.

ZII, INC.

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Six Months Ended December 31, 2007 and Fiscal Year Ended June 30, 2007

Note 1.                   Organization and Basis of Presentation:

Z-II, Inc. (the “Company”) was incorporated in the State of Delaware on March 20, 2007.  The Company’s fiscal year ends in June. Since inception it has been engaged in organizational efforts and securing initial financing. The Company was formed as a vehicle to pursue one or more business combination transactions, such as mergers or acquisitions (of assets or stock) of operating businesses and to date, has made no efforts to identify any possible business combination.  As a result, it has not conducted negotiations or entered into a letter of intent concerning any business combination transaction.  The Company’s business purpose is to seek business combination transactions with one or more existing companies.

Based on its proposed business activities, Z-II is a “blank check” company.  The Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in the Company’s securities, either debt or equity, until it has successfully concluded a business combination.  The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire one or more operating companies or businesses whose owners are seeking liquidity and the potential for capital appreciation.  Its principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through one or more combinations with operating businesses rather than immediate, short-term earnings.  The Company will not restrict its search for potential candidates to companies engaged in any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company’s results of operations during the development stage are not necessarily indicative of the results to be expected for a full year of operations.

Liquidity

At December 31, 2007 the Company had $1,976,499 in cash and near cash assets and total liabilities of $1,992,682, of which $12,682 is current and the balance, $1,980,000 consists of long term notes payable. Its working capital of $1,963,817 therefore renders the Company highly liquid, consistent with its business strategy.

Until such time as it acquires an operating company, management believes its liquidity will provide sufficient working capital for its needs. If and when an operating company is acquired, the Company’s liquidity needs will be re-evaluated and it may seek to supplement its primary capital, as necessary, with one or more lines of credit or other debt accommodations with one or more financial institutions or lenders. At December 31, 2007, other than loans from its founders (see Note 5), the Company had no such lines of credit or other outstanding debt obligations.

At June 30, 2007 the Company had no assets, and total liabilities, all current, of $13,534, representing funds advanced by its founder for legal and organizational expenses.

Note 2.                   Summary of Significant Accounting Policies

Development Stage Entity Status

Currently, the Company earns revenue only from the investment of its cash and cash equivalent assets. It has no operating revenues.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America generally requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

If and when one or more operating companies is acquired, management will be required to make estimates and such estimates may include, but are not limited to, revenue recognition on fixed fee contracts, allowance for doubtful accounts, impairment of goodwill and intangibles, depreciation and amortization, the fair value of equity securities underlying stock-based compensation, the fair value of acquired assets, purchase price allocations and the realize-ability of deferred tax assets and liabilities.

Fair Value of Financial Instruments

The Company’s short-term financial instruments as of December 31, 2007 consisted of cash and cash equivalents, interest payable on notes payable to officers/stockholders and amounts due to officer/stockholder for expenses paid on behalf of the Company. The carrying amounts of all short-term financial instruments at December 31, 2007 were their actual values.

The Company’s long-term financial instruments as of December 31, 2007 consisted of long term notes payable (see Note 5). The carrying amounts of all long-term financial instruments at December 31, 2007 were equivalent to the face amount of such instruments.

The Company’s short-term financial instruments as of June 30, 2007 consisted of amounts due to officer/stockholder for expenses paid on behalf of the Company. The carrying amounts of all short-term financial instruments at June 30, 2007 were their actual values.

The Company had no long-term financial instruments as of June 30, 2007.

Revenue Recognition

Currently, the Company earns revenue only from the investment of its cash and cash equivalent assets. It has no operating revenues. For the period March 20, 2007 (inception) through June 30, 2007, the Company had no revenues.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Income Taxes

The Company used the asset and liability method to calculate deferred tax assets and liabilities. Deferred taxes are recognized based on the differences between financial reporting and income tax bases of assets and liabilities using enacted income tax rates. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Loss Per Share

Basic (loss) per share excludes dilution and is computed by dividing net (loss) available to common shareholders by the weighted average number of shares of Common Stock outstanding for the period.

Diluted earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period, adjusted to reflect potentially dilutive securities. During the period from March 20, 2007 (Inception) to December 31, 2007, there were no potentially dilutive securities.

Note 3.                   Recently Issued Accounting Pronouncements:

In December 2007, the Financial Accounting Standards Board (“FASB”) simultaneously issued SFAS No. 141R, “Business Combinations (2007 Amendment),” and SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51.”  Both standards update United States guidance on accounting for “noncontrolling interests,” sometimes referred to as minority interests, which interests represent a portion of a subsidiary not attributable, directly or indirectly, to a parent. FASB and the International Accounting Standards Board (“IASB”) have been working together to promote international convergence of accounting standards. Prior to promulgation of these new standards there were specific areas in accounting for business acquisitions in which conversion was not achieved. The objective of both standards is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in “business combinations” and consolidated financial statements by establishing accounting and reporting standards. In business combinations it is accomplished by establishing principles and requirements concerning how an “acquirer” recognizes and measures identifiable assets acquired, liabilities assumed, and noncontrolling interest in the acquiree, as well as goodwill acquired in the combination or gain from a bargain purchase; and determines information to be disclosed to enable users to evaluate the nature and effects of business combinations. In consolidated financial statements the standards require: identification of ownership interests held in subsidiaries by parties other than the parent be clearly identified, labeled and presented in consolidated financial position within equity (rather than “mezzanine” between liabilities and equity) separately from amounts attributed to the parent, with net income attributable to the parent and to the minority interest clearly identified and presented on the face of consolidated statements of income. The standards also provide guidance in situations where the parent’s ownership interest in a subsidiary changes while the parent retains its controlling financial interest. The standard also provides guidance on recording a gain or loss based on fair value in situations involving deconsolidation of a subsidiary. Entities must provide sufficient disclosures that distinguish between interests of the parent and that of the noncontrolling interest. Both standards are effective for fiscal years and interims beginning on or after December 15, 2008 (that is January 1, 2009) for entities with calendar years. Earlier adoption is prohibited. The standards shall be applied prospectively as of the beginning of the fiscal year in which initially applied, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company does not anticipate that the adoption of SFAS No. 141R and No. 160 will have an impact on the Company’s overall results of operations or financial position, unless the Company makes a business acquisition in which there is a noncontrolling interest.

In February, 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of FAS 115, or FAS 159. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. We are assessing FAS No. 159 and have not yet determined the impact that the adoption of FAS No. 159 will have on our results of operations or financial position, if any.

In September 2006, the FASB issued SFAS No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an Amendment of FASB Statements No. 87, 88, 106, and 132(R). This statement requires a company to recognize the funded status of a benefit plan as an asset or a liability in its statement of financial position. In addition, a company is required to measure plan assets and benefit obligations as of the date of its fiscal year-end statement of financial position. The recognition provision of this statement, along with additional disclosure requirements, is effective for fiscal years ending after December 15, 2006, while the measurement date provision is effective for fiscal years ending after December 15, 2008. Management does not believe that adoption of this statement will have a material impact on the financial position of the Company.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 clarifies the definition of fair value, establishes a framework for measuring fair value, and expands on required disclosures about fair value measurement. SFAS 157 will be effective for the Company on January 1, 2008 and will be applied prospectively. The Company is currently assessing whether adoption of SFAS 157 will have an impact on our financial statements but does not believe the adoption of SFAS 157 will have a material impact on the Company’s financial position, cash flows, or results of operations.

In June, 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109, Accounting for Income Taxes  (FIN48), to create a single model to address accounting for uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure and transition. The Company adopted FIN 48 as of January 1, 2007 and the adoption did not have a material impact to the Company’s consolidated financial statements or effective tax rate and did not result in any unrecognized tax benefits.

Interest costs and penalties related to income taxes are classified as interest expense and general and administrative costs, respectively, in the Company’s consolidated financial statements. For the period from March 20, 2007 (inception) to December 31, 2007, the Company did not recognize any interest or penalty expense related to income taxes. The Company is currently subject to a three year statue of limitations by major tax jurisdictions. The Company expects to file income tax returns in the U.S. federal jurisdiction, New York State and New York City.

Note 4.                   Property and Equipment

As of December 31, 2007 and as of June 30, 2007, the Company had no depreciable property and equipment.

Note 5.                   Notes Payable to Officers/Stockholders

On August 2, 2007 the Company borrowed $1,980,000 from two stockholders in the amounts of $1,485,000 and $495,000, respectively.  In connection with this borrowing, the Company issued notes representing unsecured obligations of the Company. The notes bear interest at 5 per cent per annum, payable quarterly beginning September 30, 2007, with principal due at maturity on December 31, 2012.  As of December 31, 2007, the Company had paid an aggregate of $41,525, representing interest from August 2, 2007 through December 31, 2007 and no amounts were due or payable as of December 31, 2007.  On February 12, 2008, as further described in Note 12 Subsequent Events, $1,050,000 was repaid to Further Lane Trust, LLC and $350,000 was repaid to Jack M. Rapport for an aggregate $1,400,000.

At June 30, 2007 the Company had no notes payable.

Note 6.                   Common Stock

The total number of shares of stock which the Corporation has authority to issue is 60,000,000 shares, divided into 45,000,000 shares of Class A Common Stock, par value $0.01 per share, 5,000,000 shares of Class B Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights are as described in the Company’s Charter. In particular, Holders of Class B Common Stock have the right to convert their shares into Class A Common Stock. The Company’s Certificate of Incorporation also contains provision for the maintenance of the relative relationship between Class A and Class B holdings in the event of issuance of options or warrants, mergers or other such transactions.  Holders of Class A Common Stock shall be entitled to one (1) vote per share, while holders of Class B Common Stock shall be entitled to ten (10) votes per share. Transfers of Class B Common Stock are restricted to certain specified transferees.

As of June 30, 2007 the Company had not issued any shares of common or preferred stock. It had, however, received subscriptions for 40,000 shares of Class B Common Stock from two shareholders: Further Lane Trust, LLC (an entity controlled by David McCarthy, an officer and director of the Company) and Jack M. Rapport, (a director and officer of the Company), in the amounts of 30,000 and 10,000, respectively. The aggregate sum to be paid for these shares was $20,000, as follows:

	Further Lane Trust, LLC	Jack M. Rapport	Total
Class B Common Stock, $.01 par value	$300	$100	$400
Additional Paid-in Capital	$14,700	$4,900	$19,600
Total	$15,000	$5,000	$20,000

On August 2, 2007 the Company issued the 40,000 shares of Class B Common Stock to the two shareholders described in the preceding paragraph. The aggregate sum paid for these shares was $20,000.

At December 31, 2007, the 40,000 shares continue to be the only shares outstanding. The 40,000 shares are held in the same proportion by Further Lane Trust, LLC and Jack M. Rapport as originally subscribed for by them.

Note 7.                   Employee Benefit Plans

As of December 31, 2007 and June 30, 2007 the Company had no employee benefit plans.

Note 8.                   Commitments and Contingencies

The Company may, from time to time, enter into agreements that contain indemnification provisions in the normal course of business for which the risks are considered nominal and impracticable to estimate. Historically, the Company has not incurred any significant costs related to performance under these indemnities.

Note 9.                   Credit Risk

The only financial instruments that potentially subject the Company to credit risk are cash and cash equivalents. The Company places its excess cash in money-market instruments with institutions of high credit quality and therefore we believe we have minimal credit risk. However, these balances may, from time to time, exceed the Federal depository insurance coverage. Cash and cash equivalents held in one bank, JPMorgan Chase Bank, exceed federally insured limits by approximately $1,876,500 at December 31, 2007. At June 30, 2007 the Company had no assets, and thus no credit risk.

Note 10.                 Income Taxes

The Company has not as yet earned sufficient income to incur taxes at either the federal, state or local levels. As of December 31, 2007  and June 30, 2007 no amounts have or had been accrued for taxes.

Note 11.                 Other Comments

The Company presently occupies office space provided by a relative of the Chief Executive Officer of the Company on a rent free basis.

Note 12.                 Subsequent Events — Repayment of Notes Payable

On February 12, 2008, $1,050,000 was repaid to Further Lane Trust, LLC and $350,000 was repaid to Jack M. Rapport for an aggregate $1,400,000.  The repayment of the loans was effectuated by a direct transfer of funds to The Birkhill Group, LLC, an entity substantially controlled directly or indirectly by David M. McCarthy, Further Lane Trust, LLC and Jack M. Rapport.

PART III

ITEM 1. INDEX TO EXHIBITS.

Exhibit Number	Description

2.1	Certificate of Incorporation

2.2	By-Laws

3.1	Promissory Note, dated August 2, 2007, issued by the Company to Further Lane Trust, LLC

3.2	Promissory Note dated August 2, 2007, issued by the Company to Jack M. Rapport

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	March 14, 2008

Z-II, Inc.

By:	/s/ David M. McCarthy
David M. McCarthy
Chief Executive Officer

By:	/s/ Jack M. Rapport
Jack M. Rapport
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Certificate of Incorporation

2.2	By-Laws

3.1	Promissory Note, dated August 2, 2007, issued by the Company to Further Lane Trust, LLC

3.2	Promissory Note dated August 2, 2007, issued by the Company to Jack M. Rapport